UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  August 8, 2004

                      GLOBAL DIGITAL SOLUTIONS, INC.
         (Exact name of registrant as specified in its charter)

               NEW JERSEY                            22-3392051
  (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization                Identification No.)


            777 South Flagler Drive
            West Tower, Suite 800
           West Palm Beach, FL                             33401
 (Address of principal executive offices)                (Zip Code)

       Registrant's Telephone number, including area code: 561-515-6027





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ITEM 5.   OTHER EVENTS

On August 6, 2004, Global Digital secured a $3,000,000 convertible financing facility from Laurus Master Fund, Ltd., a New York-based institutional fund that specializes in direct investments in growing, small capitalization company.

The financial facility is a three-year, revolving fixed price convertible note that bears an interest rate of prime plus 8%; provided that such interest rate will be reduced to prime plus 3% upon
completion of an equity raise satisfactory to Laurus Funds.   The
structure allows for portions of the outstanding balance to be converted into equity, thereby increasing the funding amounts available to Global Digital.

Exhibits:

(c)10-1  Common Stock Purchase Warrant
   10-2  Secured Convertible Minimum Borrowing Note
   10-3  Minimum Borrowing Note Registration Rights Agreement




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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 16, 2004


Global Digital Solutions, Inc.




   /s/Jerome C. Artigliere
By:-------------------------------
   Jerome C. Artigliere
   Chief Executive Officer